                                                                   Exhibit 23(f)

KPMG Peat Marwick LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


The Board of Directors
Pinnacle Financial Services, Inc.:

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the headings "Acquisition of Maco Bancorp, Inc." and "Experts" in the prospectus, as amended.



                              KPMG Peat Marwick LLP

Chicago, Illinois
June 11, 1997